UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

Intcomex, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178
(Address of principal executive offices)   (Zip Code)

(305) 477-6230
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Condition.

The recent developments of Intcomex, Inc. dated December 1, 2009, set forth under “Item 8.01. Other Events,” is incorporated by reference herein.

Item 8.01.	Other Events.

Recent Developments

The following information in this Current Report on Form 8-K provides an update with respect to various matters:

Based on recent trends and available quarter to date data, we expect our fourth quarter 2009 revenue to reflect a modest level of sequential growth when compared to the third quarter 2009. We expect our fourth quarter operating margins to be generally in line with our results for the third quarter as announced on October 26, 2009. Accordingly, we expect our fourth quarter 2009 adjusted EBITDA to be in line with or modestly exceed our third quarter 2009 results.

It should be noted that this statement reflects the current beliefs and expectations of our management, which are subject to a number of important factors that could cause actual results to differ materially from the expectations or estimates expressed above.  Accordingly, we cannot guarantee that our actual fourth quarter 2009 results will meet our current expectations, and you should not place undue reliance on any such statement of belief or expectation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc. (Registrant)

Date: December 1, 2009	By:	/s/ Russell A. Olson
	Name: Title:	Russell A. Olson Chief Financial Officer